FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          April 25, 2002 (April 25, 2002)

STAFF LEASING, INC.

(Exact name of registrant as specified in its charter)

Florida	0-28148	65-0735612

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 301 Boulevard West, Suite 202, Bradenton, Florida	34205

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code          (941) 748-4540

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events

     On April 23, 2002, the Board of Directors of Gevity HR formerly doing business as Staff Leasing, Inc. (the “Company”) declared a dividend distribution of one right (a “Right”) for each outstanding share of Common Stock, par value $.01 per share (the “Common Shares”), of the Company. The distribution is payable on May 7, 2002 (the “Record Date”) to the shareholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one share of Common Stock of at a price of $39.00 per Common Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of April 23, 2002 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

     Until the earliest to occur of (i) the close of business on the tenth business day (or such later date as may be specified by the Board of Directors) following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (with certain exceptions, an “Acquiring Person”), (ii) the close of business on the tenth business day (or such later date as may be specified by the Board of Directors) following the commencement of a tender offer or exchange offer by a person or group of affiliated or associated persons, the consummation of which would result in beneficial ownership by such person or group(with certain exceptions) of 15% or more of the outstanding Common Shares, or (iii) the close of business on the tenth business day following the first date of public announcement of the first occurrence of a Flip-in Event or a Flip-over Event (as such terms are hereinafter defined) (the earliest of such dates being hereinafter called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates.

     The Rights Plan provides that, in certain circumstances, the acquisition or ownership of 15% or more of the outstanding Common Shares by an “Excepted Person” will not result in the Rights becoming exercisable. In general terms, a person will be an Excepted Person if that person owns 15% or more of the outstanding Common Shares at the time the Rights Plan becomes effective. A person will continue to be an Excepted Person after such date so long as the person does not increase his ownership of the outstanding Common Shares by more than 1.5% over the amount owned when the Rights Plan becomes effective (or such lesser amount as may be thereafter owned by such person).

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the “Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     No Right is exercisable at any time prior to the Distribution Date. The Rights will expire on April 23, 2012 (the “Final Expiration Date”) unless earlier redeemed or exchanged by the Company as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including without limitation the right to vote or to receive dividends.

     The Purchase Price payable, the number of outstanding Rights and the number of Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

     In the event (a “Flip-in Event”) that (i) any person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the outstanding Common Shares, (ii) any Acquiring Person merges into or combines with the Company and the Company is the surviving corporation or any Acquiring Person effects certain other transactions with the Company, as described in the Rights Agreement, or (iii) during such time as there is an Acquiring Person, there shall be any reclassification of securities or recapitalization or reorganization of the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which, from and after the later of the Distribution Date and the date of the earliest of any such events, will be void), will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of Common Shares (or, under certain circumstances, an economically equivalent security or securities of the Company) having a market value of two times the exercise price of the Right.

     To illustrate the operation of such an adjustment, at a Purchase Price of $39.60, assuming the current market price (as determined pursuant to the provisions of the Rights Agreement) per Common Share were $3.30, each Right not owned beneficially by an Acquiring Person at or after the time of such an occurrence would entitle its holder to purchase (after the Distribution Date) from the Company 24 Common Shares (having a market value of $79.20) for $39.60.

     In the event (a “Flip-over Event”) that, following the first date of public announcement that a person has become an Acquiring Person, (i) the Company merges with or into any person and the Company is not the surviving corporation, (ii) any person merges with or into the Company and the Company is the surviving corporation, but its Common Shares are changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power, including without limitation securities creating obligations of the Company, are sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of such other person which at the time of such transaction would have a market value of two times the exercise price of the Right.

     At any time after the later of the Distribution Date and the first occurrence of a Flip-in Event or a Flip-over Event and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than any Rights which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment in the Purchase Price of at least 1%. The Company is not required to issue fractional Common Shares or other securities issuable upon the exercise of Rights. In lieu of issuing such securities, the Company may make a cash payment, as provided in the Rights Agreement.

     The Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”), at any time prior to the close of business on the later of (i) the Distribution Date and (ii) the first date of public announcement that a person has become an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The Rights Agreement may be amended by the Company without the approval of any holders of Right Certificates, including amendments which add other events requiring adjustment to the Purchase Price payable and the number of Common Shares or other securities issuable upon the exercise of the Rights or which modify procedures relating to the redemption of the Rights, provided that no amendment may be made which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date or which modifies a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since (subject to the limitations described above) the Rights may be redeemed by the Company at the Redemption Price prior to the time that a the Rights would otherwise become exercisable, or if later, the time that a person or group has become an Acquiring Person.

     The Rights Agreement, (which includes the form of Right Certificate and Summary of Rights to Purchase Common Stock as exhibits thereto) is filed as an exhibit to the Company’s Registration Statement on Form 8-A dated April 25, 2002 and is incorporated herein by reference.

     The adoption of the Rights Agreement was announced by press release issued April 25, 2002. A copy of the press release is filed as an exhibit herewith and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

	4.1.	Rights Agreement dated as of April 23, 2002 between Staff Leasing, Inc. and American Stock Transfer & Trust Company, and Exhibits thereto (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A dated April 25, 2002).

	99.1	Form of press release dated April 25, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2002	STAFF LEASING, INC.

	By:	/s/ Gregory M. Nichols

		Name:	Gregory M. Nichols
		Title:	Senior Vice President, Human Resources, Secretary and General Counsel

EXHIBIT INDEX

No.	Description

4.1.	Rights Agreement dated as of April 23, 2002 between Staff Leasing, Inc. and American Stock Transfer & Trust Company, and Exhibits thereto (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A dated April 25, 2002).

99.1	Form of press release dated April 25, 2002.